urban-gro, Inc. Announces the Appointment of Sadler, Gibb & Associates LLC as Audit Firm

LAFAYETTE, Colo., May 30, 2024 – urban-gro, Inc. (NASDAQ: UGRO) ("urban-gro" or the "Company"), an integrated professional services and Design-Build firm offering solutions to the Controlled Environment Agriculture (“CEA”) and other commercial sectors, today announced the appointment of Sadler, Gibb & Associates LLC as its independent registered public accounting firm. Their appointment was made after a thorough evaluation process and has been approved by the Company’s Board of Directors and its Audit Committee.

About urban-gro, Inc.
urban-gro, Inc.® (Nasdaq: UGRO) is an integrated professional services and Design-Build firm. We offer value-added architectural, engineering, and construction management solutions to the Controlled Environment Agriculture ("CEA"), industrial, healthcare, and other commercial sectors. Innovation, collaboration, and creativity drive our team to provide exceptional customer experiences. With offices across North America and in Europe, we deliver Your Vision - Built. Learn more by visiting www.urban-gro.com.

Investor Contacts:
Dan Droller - urban-gro, Inc.
-or-
Jeff Sonnek - ICR, Inc.
(720) 730-8160
investors@urban-gro.com
Media Contact:
Barbara Graham – urban-gro, Inc.
(720) 903-1139
media@urban-gro.com
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